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Averroes Software

An agile all-in-one construction project management cloud-based platform.


Averroes
Software
Transforming Design and Construction Industries
Welcome to Averroes
Welcome to Averroes

Invest

$100 minimum investment

DEADLINE: October 11, 2023

in 2 months

UNIT PRICE

$10

TOTAL RAISED

$10,580

VALUATION

$4,000,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Averroes Software's mission is to empower all design and construction engineering companies striving to achieve projects on time and on budget or frustrated with decentralized project data, preventing them from making accurate and quick decisions.

Our agile, all-in-one construction project management cloud-based platform is the fruit of many years of experience in project management. Many senior professionals and experts have participated in the improvement of Averroes Software in order to empower project teams and enhance business growth.

We work with all companies that manage construction projects from engineering/design to close-out; whether they are residential, industrial, institutional or infrastructure projects.

PROBLEM

Among the most common construction project management challenges faced by every project manager are poor communication & time management.

The Project Management Institute (PMI) states that poor communication is a contributing factor in 56% of the projects that failed.

In addition, the 2020 Standish Group Chaos Study shows agile project success rates at 2x higher than traditional projects, and agile projects were 1/3 less likely to fail.


PROJECT SUCCESS RATES BY PROJECT SIZE
AGILE VS WATERFALL
FOR LARGE PROJECTS, AGILE APPROACHES ARE 2X MORE LIKELY TO SUCCEED
19%
8%
34%
9%
59%
45%
LARGE PROJECTS
MEDIUM PROJECTS
SMALL PROJECTS
AGILE
WATERFALL
Source: Standish Group Report 2020
WWW.VITALITYCHICAGO.COM

SOLUTION

To solve communication and time management problems for the construction market, our cloud-based solution is based on an agile management mindset and includes easy and different communication tools.

Averroes software follows the agile project management methodology which is iterative and adaptive to changes.

Unlike the traditional way which follows a step-by-step heavy planning process. Our approach focuses on breaking down large projects into more manageable tasks, which are completed in short iterations throughout the project life cycle.

We believe that the agile management approach is a game changer for construction project management and by adopting the "Agile Manifesto" values, project managers could expect a significant improvement to the project team performance.


Collaborate
Manage Tasks,
Communicate, Comment
& Review Documents
Plan
Agile Planification
Through a Unified Backlog

Regarding communication and collaboration, we have integrated in our platfrom:

- Built-in email module for internal & external users.
- Built-in video conferencing module (including recorded meetings, online MOM form filling, screen sharing).
- RFI (request for information) management module.
- Robust mobile platform (iOS and Android).
- Real time chatting.
- Video calling.
- Vocal commenting on documents.
- Link generation and file sharing.
- Tasks sharing.


○ Realtime Project Control
○ Collaborate and React
○ Look and Find

BUSINESS MODEL

Averroes Software's business model is a cloud-based solution as well as an on-premise (self-hosted as per customers' requirements) solution, targeting worldwide construction companies of all sizes in the commercial, residential, industrial, and infrastructure construction segments, mainly with three options:


AVERROES SOFTWARE
REVENUE STREAMS
BUSINESS MODEL
AVERROES SOFTWARE
1
USER BASED SUBSCRIPTION (6.99$): FOR MID-SIZED COMPANIES.
2
A LUMP SUM PRICE : FOR LARGE ENTERPRISES.
3
ON-PREMISE (IN-HOUSE) SOLUTION LICENCE FEE: 20.000$.

MARKET

The Project Management Software market is expected to gain considerable traction in the coming years as organizations are incorporating automated project management software to complete basic project management tasks and functions without any intervention.

Moreover, irrespective of enterprise size, most enterprises are continuously leveraging the benefits of Enterprise Project Management (EPM) to increase business productivity, streamline communication, improve project quality, and minimize project overall costs.

Project Management Software Market Value Estimated Year (2022)	US$ 5,981.8 Mn
Project Management Software Market Value Projected Year (2032)	US$ 20,420.6 Mn
CAGR % (2022-2032)	13.1%

Source: Future Market InsightsFuture Market Insights

SUCCESS TO DATE

Apeiron Technologies, a leading company in Enterprise Software Development in The African and European Region financed and supported the development of Averroes Software Solution for over two years.

We succeeded to envision and building a fully functional product that satisfies our customer needs with our proper financial and human resources and we continue this journey with the help of our partners and investors.

Please find below our product roadmap:


Averroes Software - Roadmap
Version 1
Finalizing and Deploying the first release.
Averroes Team succeeded through the feedback of our partners and Beta Tester to build a fully functional on-premise release.
Averroes Software is Live
Fundraising & Growth Phase
Growth Phase
We plan to allocate funds raised to international marketing and business development activities.
We envision a sustainable growth and profit for the company
2020
2021
2022
2023
MVP
Building an MVP:
Apeiron Technologies the mother company of Averroes Software provided the required financial and engineering ressources in order to build an MVP.
Going Cloud and Early Adopters
Deploying Averroes Cloud-based Solution
We are available as a Cloud based and On Premise Solution.
We converted two of Uk based companies to early Adopters.

TEAM



Sofiene Salem

Founder & CEO

CEO and founder of Averroes Software. He is a Computer Science Engineer Valedictorian graduated from the Polytechnical Engineering School of Tunisia Sousse.

Strong Field Knowledge in Software Engineering, Project Management, and Business Creation.

Led the development of more than Dozen IT and Software Engineering Projects in Multiple industries (IoT, E-commerce, Big Data, Data analysis, Hardware Recycling, and Logistics).



Zied Guellim

Chief Technology Officer

CTO Of Averroes Software Engineering degree in Computer Science. Senior Technical Lead and Software Engineering Expert for over 10 Years, Led over 20 IT Multinational Projects for reputed car companies like Renault and Nissan. Passionate with Enterprise Technology and Distributed Systems.

Chairman of an Ecommerce Company for over two years. Teaching Computer Science Class for future Engineers. Had 5 Years of experience as a project planner/controller in a Construction Engineering Consulting Company.



Mouheb Oueslati

Chief Operating Officer

COO Of Averroes Software. Lead the Operations of Apeiron Technologies African and European Division for over 5 Years. Strong Managerial Skill and Technology Evangelist. Oracle Certified and former technical lead. Mouheb understands deeply the operating and technical challenges required to run as startup leading our team with a clear vision and roadmap.



Sana Hannachi

Chief Growth Officer

Sana is the Chief Growth Officer of Averroes Software. She is a Bachelor's degree in English language and literature, Certified in Sales Development from SVAcademy, Certified in inbound Sales Methodology from HubSpot Academy.

Sana has been working in construction and engineering oil & gas project management for 8 years (In Alpha Technology/Alpha Engineering International). She was also the head of business development department and led her company's expansion in the Ivory coast where she created a profitable customer portfolio.



Seyf Salem

Chief Financial Officer

Bachelor's degree in taxation with more than 15 years of experience as Financial Manager for a renowned construction and engineering company (UK, Tunisia, Ivory coast).

USE OF PROCEEDS

If the offering's maximum amount of $250,000 is raised:

Use	Value	% of Proceeds
Marketing & Business Development	$125,000	50.0%
Payroll	$80,000	32.0%
General & Administrative	$32,750	13.1%
Intermediary fees	$12,250	4.9%

TERMS

This is an offering of Common Units, under registration exemption 4(a)(6), in Averroes Software LLC. This offering must raise at least $10,000 by October 11, 2023 at 9:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Averroes Software may issue additional securities to raise up to $250,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

425,000 units
× $10 per unit

$4,250,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on February 28, 2023
- Form C/A on April 28, 2023
- Form C/A on May 26, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

May 26, 2023	Filed Form C/A
Apr 28, 2023	Filed Form C/A
Apr 19, 2023	We are thrilled to announce that Averroes...
Mar 31, 2023	We are excited to announce that Averroes...
Feb 28, 2023	Primary offering of 25,000 units at $10
Feb 28, 2023	Filed Form C

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